Exhibit 3.11

ServiceMaster Aviation Services Limited Partnership

Certificate of Limited Partnership

Pursuant to the Delaware Revised Uniform Limited Partnership Act (“Delaware Act”), the undersigned general partner (“General Partner”), by its duly authorized incorporator and attorney-in-fact, executes and files this Certificate of Limited Partnership to form ServiceMaster Aviation Services Limited Partnership (“Partnership”).

1.	Name: The name of the limited partnership is: ServiceMaster Aviation Services Limited Partnership.

2.	Registered Agent and Office. The name of the Partnership’s registered agent and the address of the Partnership’s registered office in Delaware is:

Agent:	The Corporation Trust Company
Address:	1209 Orange Street Wilmington, DE 19801 New Castle County

3.	General Partner. The name and address of the General Partner is:

Name:	ServiceMaster Aviation Management Corporation
Address:	One ServiceMaster Way Downers Grove, IL 60515

4.	Purpose. The nature of the business or purposes to be conducted or promoted is to provide integrated management services, especially in connection with customers in the aviation industry, and to engage in any lawful act or activity for which limited partnerships may be organized under the Delaware Act.

The undersigned General Partner, by its duly authorized incorporator and attorney-in fact, for the purpose of forming the Partnership pursuant to the Delaware Act, executes this Certificate of Limited Partnership on the date mentioned below.

Dated: March 10, 1994	ServiceMaster Aviation Management Services, a Delaware corporation and the General Partner

	By:	/s/ Douglas W. Colber
Douglas W. Colber Incorporator and Attorney-in-Fact

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

SERVICEMASTER AVIATION SERVICES LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership of ServiceMaster Aviation Services Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is ServiceMaster Aviation Services Limited Partnership.

SECOND: Article First of the Certificate of Limited Partnership shall be amended as follows:

The name of the limited partnership is

ARAMARK Aviation Services Limited Partnership

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this Seventh day of December, 2001.

ServiceMaster Aviation Management Corporation General Partner

By:	/s/ Michael O’Hara
Michael O’Hara, Vice President

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 12/07/2002 010627173 – 2384991

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

ARAMARK AVIATION SERVICES LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership of ARAMARK Aviation Services Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is ARAMARK Aviation Services Limited Partnership.

SECOND: Article Three of the Certificate of Limited Partnership shall be amended as follows:

The name and the business address of the sole general partner is:

ARAMARK SMMS LLC

1101 Market Street

Philadelphia, Pennsylvania 19107

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Limited Partnership on this 1st day of May 2002.

ARAMARK SMMS LLC, General Partner

By	/s/ Michael O’Hara
Michael O’Hara, Vice President

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:00 PM 05/10/2002 020301169 – 2384991